UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number,
Including Area Code	(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 8, 2006, UIL Holdings Corporation (UIL) issued a press release announcing that on September 6, 2006, the Department of Public Utility Control (DPUC) completed its review of a Private Letter Ruling (PLR) issued by the Internal Revenue Service (IRS) to The United Illuminating Company (UI), a wholly owned subsidiary of UIL, with respect to the disposition of accumulated deferred investment tax credits (ADITC) and excess deferred federal income taxes (EDFIT) related to generation assets formerly owned by UI. As a result of its findings, the DPUC has issued a decision to UI releasing its previously-imposed hold on the accounting and regulatory treatment of the ADITC and EDFIT. Accordingly, UI will record non-recurring earnings of approximately $6.4 million in the 3rd quarter of 2006. This adjustment will have no impact on cash flow.

In 1999, UI had been ordered by the DPUC to seek a PLR from the IRS requesting permission to immediately flow-through to customers ADITC and EDFIT relating to generation assets sold in that year by UI.

The PLR was issued by the IRS on May 17, 2006, and indicated that none of the ADITC or EDFIT relating to generation assets could be returned to customers without violating the normalization provisions of the Internal Revenue Code. As required by the DPUC order, UI submitted a copy of the PLR to the DPUC for its review. The DPUC had ordered that UI keep the ADITC and EDFIT in its existing accounts on UI’s books pending the outcome of its review.

In connection with the non-recurring earnings impact described above, UIL has revised its earnings guidance for fiscal year 2006. Within the earnings guidance, presentations showing a comparison of UIL Holdings’ net income and earnings per share (EPS) for 2006 are provided. UIL Holdings believes EPS information is useful for components of the business, but the presentation is not in accordance with generally accepted accounting principles (Non GAAP). The amounts presented show the EPS from continuing operations for each of UIL Holdings’ lines of business, calculated by dividing the income from continuing operations of each line of business by the average number of shares of UIL Holdings common stock outstanding for the periods presented. The earnings per share tables presented in “Continuing Operations”, “Divested Business in Continuing Operations” and “Discontinued Operations” for 2006 as presented are calculated on the same basis as “Total UIL Holdings”. The total earnings per share from continuing operations and discontinued operations in the table are presented on a GAAP basis.

A copy of the Registrant's press release is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits - The following exhibit is filed as part of this report:

99	Press release, dated September 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date:	09/8/06	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer